Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate | As of 6/30/2023

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$26.0 Billion	10/02/1995	QREARX	0.87%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate–related investments. The remainder of its net assets (targeted to be between 15-25%) will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	QTD	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	-4.60%	-6.89%	-9.10%	6.08%	4.88%	6.18%	6.06%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on June 30, 2013 and redeemed on June 30, 2023.

— TIAA Real Estate Account $18,211



$21,500
$16,500
$11,500
$6,500
$1,500
6/13
6/15
6/17
6/19
6/21
6/23
6/23

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 6/30/2023)	% of Real Estate Investments[3,4]
Industrial	29.2
Apartment	27.0
Office	24.6
Retail	12.7
Other	6.5

Properties by Region (As of 6/30/2023)	% of Real Estate Investments[3]
West	37.9
South	32.0
East	26.2
Midwest	3.8
Foreign	0.1

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2023 Continued on next page… Portfolio Composition (As of 6/30/23) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 66.7% Real Estate Joint Ventures 24.4% Loans Receivable (Net Of Debt) 4.0% Real Estate Funds 3.4% Real Estate Operating Business 2.5% Marketable Securities - Other 2.5% Other (Net Receivable/Liability) -3.5% Top 10 Holdings 5 (As of 6/30/23) % of Total Investments 6 Ontario Industrial Portfolio 3.8% Simpson Housing Portfolio 3.4% Fashion Show 2.8% The Florida Mall 2.1% 1001 Pennsylvania Avenue 2.0% Storage Portfolio II 1.9% 701 Brickell Avenue 1.6% Great West Industrial Portfolio 1.5% Lincoln Centre 1.5% Dallas Industrial Portfolio 1.3% Total 21.9% Market Recap Economic Overview and Outlook Global growth conditions remained fragile in the second quarter, as elevated inflation and the aggressive central bank policy response to combat inflation remain central issues in most developed economies. Globally, the pace of inflation has clearly moderated after peaking last year but remains elevated by historic standards, and central bank officials in Europe and the U.S. have suggested that tighter monetary policy is necessary to bring inflation in line with policy targets. Economic activity has largely held up in the first half of the year despite tighter policy, but leading indicators signal an elevated risk of recession by 2024. In the U.S., the Federal Reserve held interest rates steady for the first time in over a year in June, following a string of ten straight rate increases totaling 500 basis points. Yearly inflation cooled to 3.0% at the end of the quarter, but Fed officials have signaled that 1-2 more rate hikes are likely in 2023 to bring inflation in line. Economic growth has persisted in this environment, with GDP growing at an estimated 1.5% annualized pace quarter-over-quarter in Q2 2023 as year-over-year growth improved to 2.3%. Job growth moderated in the second quarter but remained solid with 732,000 workers added to payrolls, and the combination of improved income growth, moderating inflation, and rising consumer sentiment has translated to resilient U.S. consumer spending. Other areas of the U.S. economy have not fared as well, however. The rapid rate hiking cycle introduced some turmoil into the U.S. banking sector at the end of the first quarter, particularly among smaller regional banks. As a result, financial institutions tightened lending standards further during the second quarter, and the combination of elevated interest rates and tighter credit standards has restrained business investment, manufacturing, and housing activity. The strength of the U.S. consumer provides some hope for avoiding a recession, but the risks of a downturn are high, particularly if job growth slows significantly. Other developed economies have also experienced significant headwinds in the first half of the year. European economies are more dependent on energy imports from Russia and have face higher inflation and weaker economic growth compared to the U.S. as a result. Revised data show that the Eurozone fell into a mild recession at the start of the year and the U.K. is also on the brink of economic contraction. This has put central bank policymakers in Europe in a difficult position, as they remain committed to bringing down inflation even as it risks pushing the region into recession. In Asia, the post-COVID recovery in China lost considerable momentum in the second quarter, as weak industrial output and softening retail sales growth damped hopes of a reacceleration in China’s economy. This prompted central bank officials in China to cut key interest rates for the first time in nearly a year. Additional stimulus is likely in the second half of the year, but China still faces structural headwinds from commercial and residential real estate debt, demographics, and slower productivity growth, so a return to pre-pandemic strength is unlikely in upcoming quarters. Real Estate Market Conditions and Outlook The rapid increase in long-term interest rates in 2022 put significant pressure on commercial real estate values in the last few quarters, leading to significant repricing in the second half of 2022 into the beginning of 2023. Macroeconomic uncertainty and tighter lending standards have curbed deal activity in recent quarters, continuing into the 2nd quarter. According to preliminary results from Real Capital Analytics, sales of commercial properties in the U.S. fell to $175.9 billion in the first half of 2023, marking the slowest first half of deal volume in ten years. Long-term interest rates have been volatile but have not increased further in 2023 after surging in 2022, which should bring some stability to pricing in most sectors and lead to increased dealmaking. Fundamentals remain solid in target areas like industrial, alternatives, and pockets of retail and housing, which benefit from low vacancy rates and healthy net operating income growth. Traditional office continues to face an uphill battle. Overall, the sector remains challenged, with the highest-quality assets taking market share. Hybrid schedules are crystallizing as the new normal and many tenants are actively taking advantage of this trend by reducing their office footprints. Layoffs by high-profile firms add another reason for caution. Yet there are still some positives. Unemployment for skilled workers remains exceptionally low and employers are still hiring overall. The labor market’s modest shift back to employers has empowered many to put increased pressure on staff to return to in-office work. Alternatives in the office sector like medical and life sciences offices have proven to be more attractive to investors, driven by favorable underlying demographics. Oversupply in the largest lab markets combined with normalizing demand will lead to weaker fundamentals in the short term, but secular tailwinds remain favorable in the medium/long term. Medical office is resilient through cycles and demographic tailwinds remain strong as aging population continues to drive increased demand. Supply remains in check and occupancy rates are near peak levels in many markets.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2023 Continued on next page… The retail sector overall faces some headwinds from a weakening macroeconomy and shift in consumer preferences towards services, but neighborhood, community, and strip mall centers (particularly grocery-anchored) have proven to be resilient in the cyclical movements in the broader economy. We expect that fundamentals in this area of retail will remain strong, with low vacancy and demand continuing to outpace limited supply growth in the near term. In addition, retail values have been comparatively less sensitive to the recent rise in interest rates than other core property types. As a result, we continue to see positive relative value in select retail investments in 2023. The multifamily sector is experiencing a rebound in demand to the highest level seen since the first quarter of 2022. Still, absorption was 30% below the long-term average for previous second quarters, according to RealPage. Demand is not keeping up with new supply, causing a further deceleration in rent growth. Suburban submarkets are now experiencing rent growth in-line with urban areas. Near-term demand is unlikely to keep up with the record new supply that is set to peak in early 2024. Supply growth is highest across Sunbelt markets, which continue to experience the strongest in-migration. As mortgage rates have climbed, many potential buyers are either being priced out of the market or waiting for a more affordable time to buy. The industrial sector faces some short-term headwinds, as weaker economic conditions in manufacturing, trade, and spending on consumer goods have affected demand for industrial space. At the same time, supply growth has accelerated noticeably in recent quarters, leading to rising vacancy rates in most key markets. Despite these recent increases, vacancy in the sector is still well below historic norms which has propelled healthy rent growth in 2023. In addition, industrial still benefits from favorable medium/long-term dynamics, which make it an attractive investment option in upcoming years. New industrial construction projects have slowed noticeably in recent quarters, suggesting that supply pressures should ease towards the end of 2024. In addition, long- term structural demand tailwinds stemming from supply chain diversification and rising e-commerce share in retail support demand for industrial space, which should keep vacancies relatively low and drive above-average rental growth in the sector in 2024-2026. The Account returned -4.60% in the second quarter of 2023 and -9.10% since June 30th, 2022. Over the last year, borrowing costs have increased in response to inflation, which caused a decrease in transaction activity. As a result of both factors, property values have been adjusted downward. The second quarter net return was negative for the third consecutive quarter since September 2020 and reflects the impact of these broader economic conditions on property valuations. While the Account has experienced valuation declines, property fundamentals remain strong and the properties within the Account are well positioned. The Account remains focused on transitioning the portfolio to adapt to changing macro-economic trends by increasing its exposure to sectors with stronger growth prospects and lower capital requirements. Over the last year, the Account has been less active from a transaction standpoint due to the ongoing market volatility and liquidity constraints, and the Account will closely monitor conditions for the most prudent timing for potential dispositions and acquisitions of commercial properties. Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6Real estate fair value is presented gross of debt. Investments in joint ventures are presented at the Account's ownership interest. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of June 30, 2023, the debt had a fair value of $381.2 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of June 30, 2023, the debt had a fair value of $417.5 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of June 30, 2023, the debt had a fair value of $297.6 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of June 30, 2023, the debt had a fair value of $165.6 million. 701 Brickell Avenue is presented gross of debt. As of June 30, 2023, the debt had a fair value of $164.8 million. Real estate investment portfolio turnover rate for the Account was 0.7% as of 6/30/2023. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 9.0% as of 6/30/2023. Marketable securities portfolio turnover rate is calculated by

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2023 Continued on next page… dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period. Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates. This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures. TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products. Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value. THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161. A Note About Risks In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests. The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus. ©2023 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017 MFS-3000475PR-Q0623P